CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File Nos. 333-62799, 333-62871 and 333-62873) of our report dated February 11, 2002, except as to Note 14, which is as of March 1, 2002, relating to the financial statements of Berry Petroleum Company, which appears in Berry Petroleum Company's Annual Report on Form 10-K for the year ended December 31, 2001.



PricewaterhouseCoopers LLP

Los Angeles, CA
August 19, 2002




                     Exhibit 23.2